UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2018 (January 26, 2018)

FRED'S, INC.
(Exact Name of Registrant as Specified in Charter)

Commission File Number 001-14565

Tennessee	62-0634010
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)
4300 New Getwell Road, Memphis, Tennessee 38118
(Address of principal executive offices)

(901) 365-8880
Registrant’s telephone number, including area code

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ⃞

⃞ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financing accounting standards provided pursuant to Section 13(a) of the Exchange Act. ⃞

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(b)

On January 26, 2018, Jason A. Jenne notified Fred’s, Inc. (the “Company”) of his intent to resign as the Executive Vice President, Chief Financial Officer and Secretary.  Mr. Jenne will continue with the Company in an advisory capacity until February 26, 2018.

(c)

On February 1, 2018, Joseph M. Anto, age 39, was appointed by the Company to succeed Mr. Jenne as the Company’s Executive Vice President, Chief Financial Officer and Secretary.  Since 2013, Mr. Anto held several positions at MediaNews Group, Inc., one of the largest newspaper companies in the U.S., including Senior Vice President of Strategy and M&A, Vice President of Business Development, and Managing Director for Digital First Ventures, the strategic investing division of MediaNews Group.  In addition to Mr. Anto’s responsibilities at MediaNews Group, he served from December 2014 until June 2015 as Chief Executive Officer of JobsInTheUs.com, a regionally-focused job board website and subsidiary of MediaNews Group.  In 2009, Mr. Anto co-founded RumbaTime, LLC, a fashion brand focused on timepieces and accessories and served as its Chief Executive Officer until 2012.  From 2006 to 2009, Mr. Anto served as a Senior Analyst and Director of Investments at Harbinger Capital Partners, a multi-strategy investment firm. Prior to his time at Harbinger, Mr. Anto served as an associate at ABS Capital Partners, a later-stage venture capital firm, and as an analyst at First Union Securities in its technology investment banking group. He has previously served on the board of directors of Kelson Energy Inc. and Kelson Canada, both private merchant power companies, CIPS Marketing Group Inc., a private marketing and distribution service company, and RumbaTime. Mr. Anto has a BBA from Emory University and an MBA from Columbia University.

In connection with Mr. Anto’s employment as Executive Vice President, Chief Financial Officer and Secretary, Mr. Anto will receive (i) an annual base salary of $500,000, (ii) 100,000 shares of restricted stock, which vest 50% on the second anniversary of Mr. Anto’s start date and 25% on the third and fourth anniversary, respectively, (iii) temporary housing costs, (iv) reimbursement of relocation and travel expenses, (v) eligibility under the Company’s 2018 management incentive plan, and (vi) eligibility to participate in the Company’s health, retirement and other benefit plans and programs generally offered to its employees.

Mr. Anto’s service as the Company’s Executive Vice President, Chief Financial Officer and Secretary was not pursuant to any arrangement or understanding with respect to any other person. In addition, there are no family relationships between Mr. Anto and any director or other executive officer of the Company. There are no transactions between Mr. Anto and the Company required to be disclosed under Item 404(a) of Regulation S-K.

ITEM 7.01	REGULATION FD.

On February 1, 2018, the Company issued a press release regarding the matters described above. The full text of this press release is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the foregoing information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall such information, including Exhibit 99.1, be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)       Exhibits

99.1      Press Release of Fred’s, Inc., dated February 1, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRED'S, INC.
(Registrant)

Date:	February 1, 2018	By:	/s/ Michael K. Bloom
		Name:	Michael K. Bloom
		Title:	Chief Executive Officer